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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CSP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CSP INC.
(A Massachusetts Corporation)

SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS

January 27, 2003

Notice is hereby given that a Special Meeting in lieu of the Annual Meeting of Stockholders of CSP Inc. (the “Company”) will be held at the executive offices of the Company, 43 Manning Road, Billerica, Massachusetts 01821, on Monday, January 27, 2003, beginning at 9:00 a.m. local time, for the following purposes:

1.	To elect two Class I Directors, each for a three-year term.

2.	To transact such further business as may properly come before the Meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on December 6, 2002 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.

By Order of the Board of Directors

Gary W. Levine
Clerk

December 20, 2002

YOUR VOTE IS IMPORTANT

PLEASE SIGN AND RETURN THE ENCLOSED PROXY,
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

CSP INC.
(A Massachusetts Corporation)

PROXY STATEMENT

Special Meeting in Lieu of
Annual Meeting of Stockholders
January 27, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CSP Inc. (“CSPI” or the “Company”) of proxies for use at the Special Meeting in lieu of the Annual Meeting of Stockholders to be held on January 27, 2003 (the “Meeting”) and at any adjournment thereof. A form of proxy is enclosed. Any stockholder executing such a proxy may revoke it at any time insofar as it has not been exercised. All properly executed proxies that are received by the Company before the Meeting and that are not revoked will be voted at the Meeting in accordance with the stockholder’s direction. The principal executive offices of the Company are located at 43 Manning Road, Billerica, Massachusetts 01821. The approximate date on which this Proxy Statement and the form of proxy will be sent to stockholders is December 26, 2002.

ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report for the fiscal year ended September 30, 2002 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

Item 1.    ELECTION OF DIRECTORS

The Company, as a Massachusetts corporation with a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), has a Board of Directors divided into three classes, as nearly equal in size as practicable, referred to as Class I, Class II and Class III. The Directors in each class serve for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year. There are currently two Class I Directors, whose terms will expire at the Special Meeting in Lieu of Annual Meeting to be held January 27, 2003; two Class II Directors, who were elected to serve until the annual meeting to be held with respect to the end of the 2003 fiscal year; and two Class III Directors who were elected to serve until the annual meeting to be held with respect to the end of the 2004 fiscal year.

Pursuant to the by-laws of the Company, the Board of Directors has fixed the number of Directors that will constitute the entire Board of Directors at six, and has nominated two Class I Directors for election at the Special Meeting in lieu of the Annual Meeting to be held January 27, 2003.

Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing  Sandford D. Smith and Robert M. Williams as Class I Directors, to hold office until the annual meeting to be held with respect to the end of the 2005 fiscal year and until their respective successors are elected and qualified. If the proxy is executed in such a manner as to withhold authority to vote for the nominee for Directors, such instructions will be followed by the persons named in the proxy.

Under the by-laws of the Company, a majority of the shares of the Company’s common stock, par value $.01 per share (“Common Stock”), issued and outstanding and entitled to vote will constitute a quorum for the Meeting. If a quorum is not present at the scheduled time for the Meeting, the persons named in the proxy will vote to adjourn the Meeting until a later date when a quorum can be obtained. Pursuant to the Company’s by-laws, if it is necessary to adjourn the Meeting for that purpose, no notice of the time and place of the adjourned meeting is required to be given to stockholders.

If a quorum is present, the vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote is required to elect Directors. In general, votes withheld from any nominee for election as Director, abstentions, and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because, in respect of such proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” is not so included.

Each of the nominees for Director is a currently member of the Board of Directors. Although the Company expects each nominee to accept nomination and to serve if elected, if one or both are unable to serve at the time of election, then proxies will be voted for some other person or the Board of Directors may fix the number of Directors at a lesser number.

Nominees

Listed below are the nominees showing age, the year each was first elected as Director of the Company, and their business affiliations.

Name, Age and Class	Business Affiliations
Sandford D. Smith (55) . . . . . . . . . . . Class I
Director of CSPI since 1993; President of Therapeutics International of Genzyme Corp., a biopharmaceutical company, since February 1997; President of Specialty Therapeutics of Genzyme Corp., from April 1996 to February 1997; President and Chief Executive Officer of Repligen Corporation from 1987 to 1996; Director of Ariad Pharmaceuticals, Inc. and Chemex Pharmaceuticals, Inc.

Robert M. Williams (64) Class I
Director of CSPI since July 1998; from 1995 to his retirement in March 1999 served as Vice President for Asia, Africa and the Near East of International Executive Corps, a company that directs technology and business programs as a contractor for the US Foreign Aid Program; consultant to RM Williams Associates Technology, from 1993 to 1995; Vice President of Worldwide Development, Industrial Sector Division for International Business Machine Corp., and served in various positions from 1963 to 1993.

Directors

Listed below are the continuing Directors of the Company, with information showing the age of each, the year each was first elected a Director of the Company, and the business affiliations of each. Messrs. Hall and Lyons are Class II Directors, whose terms expire in 2004. Messrs. James and Lupinetti are Class III Director whose term expires in 2005.

Name, Age and Class	Business Affiliations
J. David Lyons (64) Class II
Director of CSPI since March 1997; Managing Director for the Carter Group, an executive search firm from November 2002 to present; President of Aubin International, Inc., an executive search firm, from 1996 to October 2002; Executive Vice President at National Data Corp. from 1993 to 1996; Executive Vice President Sales and Marketing, Syncordia from 1991 to 1993.

Christopher J. Hall (43) Class II
Director of CSPI since November, 2002, Self employed as a municipal bond investor, founder and Chief financial officer of Howe, Solomon, & Hall an investment firm, from 1985 to 1998

Mr. Hall was formerly the Chief Financial Officer and a 50% shareholder of Howe, Solomon & Hall (“HSH”), a registered broker-dealer operating primarily as a municipal securities broker-dealer. In May 1998, the SEC issued an order with respect to the activities of HSH and Mr. Hall regarding the restructuring in 1994 of non-rated municipal bonds issued in 1987 by the Duval County, Florida Housing Finance Authority. HSH and Mr. Hall consented to the entry of the order without admitting or denying any of the findings in the order.

In brief, the SEC found that when HSH restructured the bonds and sold them to customers in 1994, it charged undisclosed excessive markups of between 19% and 21% on the bonds it sold. The SEC found that by doing so, HSH willfully violated applicable rules of the Municipal Securities Rulemaking Board (MSRB) and Section 15B(c)(1) of the Securities Exchange Act of 1934 (which prohibits those violations), and that Mr. Hall willfully aided and abetted and caused those violations. The SEC ordered HSH and Mr. Hall to cease and desist from violations of the applicable MSRB rules and Section 15B(c)(1), censured Mr. Hall, and ordered HSH to pay a civil penalty in the amount of $25,000 and disgorgement of $135,000.

Name, Age and Class	Business Affiliations
C. Shelton James (62) Class III
Director of CSPI since 1994; from 1993 until his retirement in July 2000, President of Fundamental Management Corporation; Director of Cyberguard Corp. until March 2000; Chief Executive Officer and Chairman of the Board of Elcotel from May 1991 until February 2000; Director of DRS Technologies, and Concurrent Computer Corporation; Trustee of Clarkson University.

Alexander R. Lupinetti (57) Class III
Director of CSPI since 1996; Chairman of the Board of Directors since January 1998; Chief Executive Officer and President of CSPI since October 1996; Director of VerticalBuyer, Inc. from February 2000 until March 2001; President and Chief Executive Officer of each of TCAM Systems Inc., Shared Systems Corporation and SoftCom Systems Inc. subsidiaries of Stratus Computer Inc., from 1987 to 1996.

The Board of Directors recommends that you vote FOR the nominees as Directors listed in this Proxy Statement.

Committees and Meetings of the Board of Directors

The Company’s Board of Directors met four times during the fiscal year ended September 30, 2002 (“fiscal 2002”). Mr. Smith has attended at least 75% and all other members have attended all meetings of the Board and committees of which they are a member.

The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or other committee performing similar functions. The Audit Committee consists of Messrs. James, Smith and Williams. The Audit Committee met four times during fiscal 2002. The Compensation Committee consists of Messrs. Lyons, James and Smith. The Compensation Committee met twice during fiscal 2002.

Compensation of Directors

Each Director who is not an employee of the Company receives a quarterly fee of $440 to serve as a Director, a quarterly fee of $138 for each committee of the Board of which he is a member and a fee of $550, plus expenses, for each meeting of the Board which he attends. The Chairman of the Audit Committee receives $1,000 as a quarterly fee in addition to the quarterly committee fee effect as of the first quarter of fiscal year 2003.

In addition, each non-employee Director receives 200 restricted shares of CSP Inc. Common Stock annually as additional compensation. These shares cannot be sold for one year from the date of issuance. Each non-employee Director also receives an annual non-discretionary grant of a non-statutory option to purchase 1,000 shares of Common Stock on the last business day of January in each year. The aggregate number of shares that may be issued to all non-employee Directors pursuant to this arrangement is 26,620. These non-discretionary options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are not exercisable until after six months following such date, have a term of three years and are fully vested after six months.

Executive Compensation

Summary Compensation Table.    The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Company with respect to the Company’s Chief Executive Officer and the Company’s most highly compensated officers other than the Chief Executive Officer who served as executive officers during fiscal 2002 and whose annual compensation exceeds $100,000 for fiscal 2002:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Name and Principal Position (at September 30, 2002)	Fiscal Year			Option Grants	All Other Compensation
		Salary	Bonus
Alexander R. Lupinetti	2002	$287,550	—	—	$62,890	(1)
Chairman, President and Chief	2001	$297,319	—	25,000	$62,871	(2)
Executive Officer	2000	$267,968	$102,695	75,000	$63,127	(3)

Gary W. Levine	2002	$137,301	—	—	$36,424	(4)
Vice President of Finance	2001	$136,491	—	4,000	$35,867	(5)
And Chief Financial Officer	2000	$133,135	$30,520	10,000	$35,564	(6)

Willam Bent	2002	$130,000	—	—	$4,465	(7)
Vice President and	2001	$129,231	—	4,000	$4,851	(7)
General Manager of CSP	2000	$114,782	$2,842	4,000	$4,329	(7)
Multicomputer Division

Scott Mitchell	2002	$126,443	—	—	$3,629	(8)
Vice President of Corporate
Business Development

Fernando DeLaville	2002	$110,000	—	—	$4,735	(9)
President, Scanalytics	2001	$105,563	—	1,000	$3,254	(9)

(1)	This amount is comprised of a $6,855 contribution by the Company to Mr. Lupinetti’s 401(k) plan and $56,035 for a split dollar life insurance policy for the benefit of Mr. Lupinetti.

(2)	This amount is comprised of a $7,406 contribution by the Company to Mr. Lupinetti’s 401(k) plan and $55,465 for a split dollar life insurance policy for the benefit of Mr. Lupinetti.

(3)	This amount is comprised of a $7,422 contribution by the Company to Mr. Lupinetti’s 401(k) plan and $55,705 for a split dollar life insurance policy for the benefit of Mr. Lupinetti.

(4)	This amount is comprised of a $4,624 contribution by the Company to Mr. Levine’s 401(k) plan and $31,800 for a split dollar life insurance policy for the benefit of Mr. Levine.

(5)	This amount is comprised of a $5,137 contribution by the Company to Mr. Levine’s 401(k) plan and $30,730 for a split dollar life insurance policy for the benefit of Mr. Levine.

(6)	This amount is comprised of a $4,744 contribution by the Company to Mr. Levine’s 401(k) Plan and $30,820 for a split dollar life insurance policy for the benefit of Mr. Levine.

(7)	This amount represents contributions by the Company to Mr. Bent’s 401(k) plan.

(8)	These amounts represent contributions by the Company to Mr. Mitchell’s 401(k) plan.

(9)	This amount represents contributions by the Company to Mr. De Laville’s 401-k plan.

Option Grants Table.    The following table sets forth certain information regarding stock options granted during the fiscal year ended September 30, 2002 by the Company to the executive officers named in the Summary Compensation Table:

OPTIONS GRANTED IN LAST FISCAL YEAR

No options were granted to executives in Fiscal year 2002.

Fiscal Year-End Option Table.    The following Fiscal year-end Option Table sets forth certain information regarding stock options held as of September 30, 2002 by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL  YEAR- END OPTION VALUES

Name	Shares Acquired on exercise	Value Realized	Value of Unexercised Number of Unexercised Options at Fiscal Year-End		In-the-Money Options at Fiscal Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alexander R. Lupinetti	—	—	252,319	41,281	—	—
Gary W. Levine	—	—	21,186	9,513	—	—
William Bent	—	—	11,805	4,605	—	—
Scott Mitcehell	—	—	1,250	3,750	—	—
Fernando DeLaville	—	—	750	2,250	—	—

(1)
Value is based on the last sales price of Common Stock $ 2.78 on September 30, 2002, last day of fiscal 2002 for which a trade in the Common Stock was reported by the NASDAQ National Market, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, will depend on the value of the Common Stock on the date of the sale of the shares.

401(k) Plan

The Company has a defined contribution profit-sharing plan pursuant to Section 401(k) of the Internal Revenue Code for the benefit of its employees, including officers. The Board of Directors of the Company determines from year to year whether and to what extent the Company will contribute to the 401(k) plan by making matching contributions to the plan or by making profit-sharing contributions to the plan, allocated in proportion to each eligible employee’s compensation, as a percentage of the compensation of all eligible employees. During fiscal year 2002, the matching contribution by the Company was set at 50% of contributions by eligible employees up to a maximum of 6% of salary.

Employee Stock Purchase Plan

The Company has an employee stock purchase plan under Section 423 of the Internal Revenue Code pursuant to which participating employees may utilize payroll deductions to purchase shares of the Company’s Common Stock at a discount from fair market value.

Equity Compensation Plan Information

The following table sets forth additional information as of September 30, 2002, about shares of our Common Stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to the stockholders for approval.

	(a)	(b)	(c)

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)).

Equity compensation plans approved by security holders:

1991 Stock Option Plan	256,955	$6.00	0

1997 Stock Option Plan	160,900	$4.73	52,650

1997 Employee Stock Purchase Plan	(a)		270,329

Equity compensation plans not approved by security holders	—	—	—

Total	417,855	322,979

(a)	As of September 30, 2002 the plan has issue 62,421 shares under the plan.

Report of the Compensation Committee

The Compensation Committee of the Board is composed of three Directors, Messrs. Lyons, James and Smith. The Compensation Committee also administers the Company’s stock option plans. This Committee is charged with the responsibility of reviewing and approving executive officers’ compensation and approving all discretionary grants of stock options under the Company’s stock option plan. The following describes the compensation programs in effect during fiscal 2002.

Compensation Policy

The Company’s compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company and on individual goals established for each of the executives for the fiscal year. The Company also has long term incentives based on stock options. All three components of compensation are reviewed annually by the committee to ensure salaries remain competitive, bonuses reward performance and stock options provide continued incentives.

Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established annually. Various industry salary surveys are reviewed and provided to the Committee to review in establishing the new compensation. Each executive has a performance review prepared by the Chief Executive Officer. During this review the officer’s performance over the prior year is assessed and goals are established for the next year. This information is communicated to the Compensation Committee and, based on this review and salary surveys, the annual salary for the executive is established for next year.

Executive officers and key management employees participate in the bonus plan. Payments under the plan are contingent on the Company meeting its sales and net earnings objectives for the fiscal year. Based on the extent to which the Company achieves those objectives, each participant other than the Chief Executive Officer receives an executive bonus of up to 30%, and the Chief Executive Officer receives up to 50%, of his regular annual salary if the Company meets the revenue and profit goals and he has met his individual objectives. If Company exceeds the sales and profit goals, the bonus percentage increases. If, in addition, the officer or employee achieves his individual goals established by the Company, the balance of the bonus will be paid. The Committee reviews both the individual and Company goals annually. In fiscal 2002, no executive bonuses were earned.

The Company from time to time grants stock options to some or all of its executives and key employees as a means of creating a long-term incentive and benefit. Such stock options are generally granted at the fair market value of shares of Common Stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates. This creates a long-term goal for appreciation of the Common Stock which coincides with the interests of the stockholders.

Chief Executive Officer Compensation

The Company has an employment agreement with Mr. Lupinetti dated September 12, 1996 (the “Employment Agreement”), pursuant to which Mr. Lupinetti became Director, Chief Executive Officer and President of the Company effective October 1, 1996. Under the terms of Mr. Lupinetti’s contract, if the Company is acquired by a way of sale of substantially all of its assets or by merger, all stock options will fully vest at the time of such acquisition. The Company also has provided Mr. Lupinetti with an automobile. In the event Mr. Lupinetti’s employment is terminated by the Company other than for cause (as defined), Mr. Lupinetti is entitled to 12 months of severance pay at his then effective annual salary per month and if there is a change in control of the Company Mr. Lupinetti would receive 24 months of severance pay. Mr. Lupinetti participated in the Executive and Key Management Bonus Plan. Payments under the plan are contingent on the Company meeting its sales and net earnings objective for the year. Neither Mr. Lupinetti nor any of the officers named in the compensation table received a bonus in fiscal 2002, due to the fact that the Company did not reach the financial objectives as set by the Board of Directors. Mr. Lupinetti’s base compensation was not increased for FY2003 which is the second year without an increase. His base salary is $284,000 and was last increased in October 2000. Mr. Lupinetti has 293,600 stock options as of September 30, 2002, all granted at the fair market value of stock on the date of the grant. Mr. Lupinetti was granted 50,000 shares of stock effective on November 20, 2002. Subsequently, he will again be eligible for the bonus plan which is based on achieving revenue and earning objectives.

COMPENSATION COMMITTEE
J. David Lyons
C. Shelton James
Sandford D. Smith

Compensation Committee Interlocks and Insider Participation

J. David Lyons, C. Shelton James, and Sandford D. Smith served on the Compensation Committee during fiscal 2002. Persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as Directors entitled to the receipt of standard compensation as Directors and members of certain committees of the Board and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of the Company serves on the board of directors or on that entity’s compensation committee.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee

The Audit Committee consists of the following members of the Company’s Board of Directors: C. Shelton James, Sandford Smith and Robert Williams. Each of the members of the Audit Committee is independent as defined under the NASDAQ listing standards.

The primary function of the Audit Committee is to provide advice with respect to the Company’s financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee’s primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (2) review, recommend and appraise the audit efforts of the Company’s independent accountants; (3) evaluate the corporations quarterly financial performance as well as its compliance with laws and regulations; (4) oversee managements establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

Review of the Company’s Audited Financial Statements for the Fiscal Year ended September 30, 2002.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2002 with the Company’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002 for filing with the SEC.

AUDIT COMMITTEE
C. Shelton James, Chairman
Sandford Smith
Robert Williams

INFORMATION CONCERNING AUDITORS

The Board of Directors selected the firm KPMG LLP to audit the Company’s financial statements for the past fiscal year. The Company’s Board of Directors has not yet selected the Company’s independent public accountant for the current fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

For fiscal year ending September 30, 2002, fees for services provided by KPMG were as follows (in thousands):

Annual audit	$255
Tax returns	78
Financial information systems design and implementation	—
All other fees(1)	9.8

Total	$342.8

(1)	Represents primarily tax matters.

The Audit Committee considered and determined that the provision of non-audit services provided by KPMG is compatible with maintaining the firm’s independence.

Performance Graph

The following Performance Graph compares the performance of the Company’s cumulative stockholder return with that of a broad market index (the NASDAQ Stock Market Index) and a published industry index (the NASDAQ Computer Manufacturers’ Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on August 31, 1997. The Company paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company has an employment agreement with Alexander Lupinetti dated September 12, 1996 (the “Employment Agreement”), pursuant to which Mr. Lupinetti became Director, Chief Executive Officer and President of the Company effective October 1, 1996. Under the terms of the agreement Mr. Lupinetti’s initial base salary was $200,000 and has been increased to $275,0000 and an executive bonus based on the attainment of certain financial objectives. The Company granted Mr. Lupinetti options to acquire up to 79,860 shares of Common Stock under the Company’s 1991 Incentive Stock Option Plan at an exercise price of the fair market value of the Common Stock on the date of grant. Mr. Lupinetti has received stock options annually since his initial employment. He currently holds 293,600 stock options. Such options vest quarterly over a period of four years from date of grant. However, if the Company is acquired by a way of sale of substantially all of its assets or by merger, such options will fully vest at the time of such acquisition. The Company also has provided Mr. Lupinetti with an automobile. Finally, in the event Mr. Lupinetti’s employment is terminated by the Company other than for cause (as defined) Mr. Lupinetti is entitled to 12 months of severance pay at his then effective per month salary. The contract was amended on November 5, 2002 to add that if there is a change in control and Mr. Lupinetti’s services are no long need, he will receive 24 months of severance and health benefits.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The Company’s only issued and outstanding class of voting securities is its Common Stock. Holders of the Common Stock are entitled to one vote per share of such stock held by them of record at the close of business on December 6, 2002 upon each matter which may come before the Meeting. At the close of business on December 16, 2002, there were 3,531,975 shares of Common Stock issued and outstanding.

Principal Stockholders

The following table sets forth certain information as of December 5, 2002 regarding each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, each Director and nominee for Director of the Company, each executive officer named in the Summary Compensation Table and all Directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned(1)		Percent of Class(2)
Royce Advisory Corp.	319,104	(4)	8.3%
1414 Avenue of the Americas
New York, NY 10019

Dimensional Fund Advisors Inc.	300,613	(3)	7.8%
1299 Ocean Avenue
Santa Monica, CA 90401

Julian Demora	177,014	(5)	4.7%
826 Polk St.
Hollywood, FL 33022

Alexander R. Lupinetti(*)	241,897	(6)	6.6%

Christopher J. Hall	312,314	(7)	8.1%

C. Shelton James(*)	7,272	(8)	**

J. David Lyons	3,943	(9)	**

Sandford D. Smith (A)	6,501	(10)	**

Robert M. Williams	3,920	(11)	**

Gary W. Levine	26,780	(12)	**

William Bent	10,200	(13)	**

Scott Mitcell	1,250	(13)	**

Fernando DeLaville	750	(13)	**

All Directors and executive officers as a group (10 persons)	615,826	(14)	16.4%

**	Owns less than one percent.

(1)
Except as otherwise noted, all persons and entities have sole voting and investment power Over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this Proxy Statement

(2)	Computed pursuant to Rule 13d-3 under the Exchange Act.

(3)	Dimensional Fund Advisors Inc. (“Dimensional”), DFA Investment Dimensions Group Inc. (the “Fund”) and The DFA Investment Trust Company (the “Trust”) have furnished the Company with a joint report on

Schedule 13G dated January 30, 2002, in which Dimensional has advised the Company that it is a registered investment advisor and that Dimensional has sole dispositive power with respect to 300,613 shares of the Company’s Common Stock and sole voting power with respect to 300,613 of those shares, and that persons who are officers of Dimensional are also officers of the Fund and the Trust (each an open-end investment company registered under The Investment Company Act of 1940).

(4)
Royce and Associates Inc. (“Royce”) and Charles M. Royce have furnished the Company with a joint report on Schedule 13G dated February 7, 2002, in which it is stated that Royce is a registered investment advisor and that Royce has sole voting and investment power with respect to 319,104 of these shares. The report also states that Mr. Charles M. Royce may be deemed to be a controlling person and as such may be deemed to own beneficially all of the shares covered by the report. Mr. Royce disclaims beneficial ownership of all such shares.

(5)
Mr. Julian Demora have furnished the Company with a report on Schedule 13D dated August 28, 2002. in which states that Mr. Demora has sole voting with respect to 177,014 shares of the Company’s Common stock.

(6)	Represents 252,319 shares obtainable upon exercise of stock options.

(7)
Mr. Christopher Hall has furnished the Company with a report on Schedule 13D dated August 9, 2002, in which it is stated that Mr. Hall has sole voting and investment power with respect to 312,314 of these shares.The report also states that Mr. Hall include 22,200 shares owned by The Hemisphere Trust, a Belize company owned by Mr. Hall and 290,114 shares are owned by Mr. Hall as an individual Mr. Hall disclaims beneficial ownership of all such shares.

(8)	Includes 4,172 shares owned by Mr. James and 3,100 shares obtained upon exercise of options.

(9)	Includes 843 shares owned by Mr. Lyons and 3,100 shares obtainable upon exercise of stock options.

(10)	Includes 3,401 shares owned by Mr. Smith and 3,100 shares obtainable upon exercise of stock options.

(11)	Includes 680 shares owned by Mr. Williams and 3,100 shares obtainable upon exercise of stock options.

(12)	Includes 18,953 shares obtainable upon exercise of stock options.

(13)	These shares are obtainable upon exercise of stock options.

(14)	Includes 250,669 shares obtainable upon exercise of stock options.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 2002, and written representations that Form 5 was required and duly filed with the commission, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% shareholders were fulfilled in a timely manner.

SOLICITATION

No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain circumstances, be made personally or by telephone by Directors, officers and certain employees of the Company, or by American Stock Transfer & Trust Company, the Company’s transfer agent. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

DATE WHEN STOCKHOLDER PROPOSALS ARE REQUIRED TO BE FURNISHED
TO THE COMPANY FOR THE NEXT ANNUAL MEETING

In order to be eligible for inclusion in the Company’s proxy statement and form of proxy for the annual meeting scheduled to be held in January 2004, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company’s principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was sent on or about December 20, 2002, so the date by which proposals were required to be received under Rule 14a-8 will be August 22, 2003.

In addition, Section 5 of Article II of the Company’s by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting must provide notice of such item of business to the Company at its principal executive offices not less than 90 days before the date for such meeting. For next year’s scheduled annual meeting, the deadline for submission of notice is October 29, 2003. Section 4 of Article III of the by-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the Board of Directors. Any proposal or nomination submitted after October 29, 2003 will be untimely. The by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder.

MISCELLANEOUS

The Board does not intend to present at the Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Meeting. No stockholder proposals or stockholder nominees were submitted timely to the Company. If any other business should come before the Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

PROXY                                                                          CSP INC.                                                              PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CSP Inc. hereby appoints Alexander Lupinetti and Gary Levine, and each or either of them, proxies (with power of substitution to each and to each substitute appointed pursuant to such power) of the undersigned to vote all shares of stock of the Corporation held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Monday January 27, 2003, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below and on the reverse side hereon upon the matters set forth herein and more fully described in the Notice and Proxy Statement for said Meeting and in their discretion upon all other matters which may properly come before said Meeting. The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.

If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified on the reverse side hereof by the stockholder with respect to a matter to be acted upon, the shares will be voted upon such matter in accordance with the specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR.

(Continued and to be signed on the other side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
CSP INC.

January 27, 2003

ê    Please Detach and Mail in the Envelope Provided    ê

A    ☒    Please mark your
                      votes as in this
                      example.

	FOR the nominees, except as marked to the contrary below	WITHHOLD AUTHORITY for the nominees

Item 1. Election of two class I Directors, for a three-year term	☐	☐	Nominees: Sandford D. Smith Robert M. Williams	Check here if you plan to attend the Annual Meeting. ☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), print the name(s) of such nominee(s) in the space provided below. To vote for or to withhold authority for the nominee, see above.)

SIGNATURE(S)                                              DATE                                                                  DATE
                                                                                                              IF HELD JOINTLY
NOTE:
Please date, sign exactly as name appears hereon and return promptly. If the shares are registered in the names of two or more persons, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.